As filed with the Securities and Exchange Commission on October 11, 1994
                                                 Registration No. 33-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ____________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ____________________________________

                          SANTA FE PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Delaware                                     36-3258709
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)


            1700 East Golf Road, Schaumburg, Illinois    60173-5860
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)

                THE SANTA FE PACIFIC RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                            (FULL TITLE OF THE PLAN)

                           Jeffrey R. Moreland, Esq.
                              1700 East Golf Road
                        Schaumburg, Illinois 60173-5860
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (708) 995-6000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE

================================================================================
  Title of                    Proposed           Proposed
 Securities      Amount        Maximum            Maximum           Amount of
   to be         to be      Offering Price       Aggregate         Registration
 Registered    Registered   Per Share/(1)/   Offering Price/(1)/       Fee
- --------------------------------------------------------------------------------
Common Stock   3,000,000
($1.00 par      shares         $12.5625          $37,687,500          $12,995.69
  value)
- --------------------------------------------------------------------------------
Interests in
Retirement
and Savings        - -           - -                 - -                - -
Plan /(2)/
================================================================================

    (1) Pursuant to Rules 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share is the average of the high and low price of Common Stock reported by the New York Stock Exchange on October 5, 1994.
    (2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Santa Fe Pacific Retirement and Savings Plan for Salaried Employees.

================================================================================

                                       I

                     INFORMATION REQUIRED IN THE PROSPECTUS


     The information called for in Part I of Form S-8 is currently included in the prospectus for The Santa Fe Pacific Retirement and Savings Plan for Salaried Employees (the "Plan"), and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                       II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

     Santa Fe Pacific Corporation (the "Registrant") and the Plan incorporate herein by reference the following documents, as filed with the Commission:

     (i) The Registrant's 1993 Annual Report on Form 10-K for the fiscal year ended December 31, 1993, (File No. 1-8627), and Annual Reports on Form 10-K/A (Amendment No. 1 dated June 29, 1994 and Amendment No. 2 dated October 5, 1994) with respect thereto;

     (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and Quarterly Report on Form 10-QA (Amendment No. 1 dated October 1, 1994) with respect thereto;

     (iii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and Quarterly Report on Form 10-QA (Amendment No. 1 dated October 1, 1994) with respect thereto;

     (iv)    The Registrant's Current Report on Form 8-K dated January 19, 1994;

     (v) The Registrant's Current Report on Form 8-K dated June 29, 1994, and Current Report on Form 8-K/A (Amendment No. 1 dated July 29,
             1994) with respect thereto;

     (vi) The Registrant's Current Report on Form 8-K dated August 3, 1994, and Current Report on Form 8-K/A (Amendment No. 1 dated October 5,
             1994) with respect thereto;

     (vii)   The Registrant's Current Report on Form 8-K dated October 5, 1994;
             and

     (viii) The description of the Santa Fe Pacific Corporation Common Stock (the "Common Stock") as set forth under the sections "Comparison of Certain Revisions of Certificates of Incorporation and By-Laws of SFSP, Santa Fe and Southern Pacific" and "Description of Common Stock of SFSP" in the Joint Proxy Statement-Prospectus of Santa Fe and Southern Pacific, dated November 10, 1983, which sections are incorporated by reference in Item 4 of the Company's registration statement on Form 8-B filed with the Commission on November 29, 1983.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicate that all of the securities offered hereby have been sold or which deregister all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.
              -------------------------

     The Registrant's Common Shares are registered under Section 12 of the Securities Exchange Act of 1934.

     ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
              -------------------------------------

     Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

     The Registrant's Restated Certificate of Incorporation provides that directors of the Registrant will not be personally liable for monetary damages for breaches of fiduciary duty as directors, except for liability for: (1) any breach of the duty of loyalty to the Registrant or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions or (4) any transaction from which the director derives an improper personal benefit.

     The General Corporation Law of the State of Delaware (the "Delaware Statute") provides for indemnification of directors, officers and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of any undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

     In addition, the By-Laws of the Registrant provide that the Registrant shall indemnify, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or his legal representative or the legal representative of his estate, is or was a director, officer, or employee of the Registrant, or served or serves any other enterprise or organization at the request of the Registrant. The Registrant has also entered into individual indemnification agreements with its directors and officers. At an annual meeting of stockholders on April 28, 1987, the Registrant's stockholders ratified such agreements and authorized substantially similar agreements in the future with directors, officers and key employees.
The indemnification provided by such agreements is described in the Registrant's Notice of Annual Meeting of Stockholders-Proxy Statement dated March 18, 1987 at pages 21 through 24 and such description is incorporated herein by reference.

     The Registrant also maintains directors' and officers' liability insurance.

     The Plan states that the Registrant (and any other corporations affiliated with that company which participate in the Plan) shall indemnify and hold harmless each member of its Board of Directors, the Plan Administrator, and each of its officers and employees from and against any personal liability (including all expenses reasonably incurred in the defense thereof) for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the accounts related thereto.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     Exhibit No.                         Description
     -----------                         -----------

     4(a) Restated Certificate of Incorporation of the Registrant, as amended April 26, 1989. Incorporated by reference to Exhibit 3(a) to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1989.

     4(b) Bylaws of the Registrant, as amended April 27, 1993. Incorporated by reference to Exhibit 3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 1993.

     5(a) Opinion of Counsel regarding legality of securities

     23(a) Consent of Price Waterhouse, independent accountant.

     23(b)                     Consent of Counsel (included in Exhibit 5)

     24                        Power of Attorney

     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

     ITEM 9.  UNDERTAKINGS.

     A.  INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.  SUBSEQUENT EXCHANGE ACT DOCUMENTS

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     C.  OTHER UNDERTAKINGS

     The Registrant hereby also undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on October 7, 1994.


                      SANTA FE PACIFIC CORPORATION


                      By   Denis E. Springer
                      Its: Senior Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1994.


     Signature                       Title
     ---------                       -----


     *Robert D. Krebs                Chairman, President, Chief Executive
     ----------------                Officer and Director
     Robert D. Krebs                 (Principal Executive Officer)


     *Denis E. Springer              Senior Vice President and
     ------------------              Chief Financial Officer
     Denis E. Springer               (Principal Financial Officer)


     *Thomas N. Hund                 Vice President and Controller
     ---------------                 (Principal Accounting Officer)
     Thomas N. Hund


     *Joseph F. Alibrandi            Director
     --------------------
     Joseph F. Alibrandi


     *George Deukmejian              Director
     ------------------
     George Deukmejian


     *Bill M. Lindig                 Director
     ---------------
     Bill M. Lindig


     *Michael A. Morphy              Director
     ------------------
     Michael A. Morphy

     *Roy S. Roberts                   Director
     --------------------
     Roy S. Roberts


     *John S. Runnells II              Director
     --------------------
     John S. Runnells II


     *Jean Head Sisco                  Director
     --------------------
     Jean Head Sisco


     *Edward F. Swift                  Director
     --------------------
     Edward F. Swift


     *Robert H. West                   Director
     --------------------
     Robert H. West



                           *By:  Denis E. Springer
                           Attorney-in-Fact pursuant to the power of
                           attorney included as Exhibit 24 to this
                           Registration Statement


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on October 7, 1994.

                           THE SANTA FE PACIFIC RETIREMENT AND SAVINGS
                           PLAN FOR SALARIED EMPLOYEES

                           By:  Carol R. Beerbaum
                           Its:  Chairman of Employee Benefits Committee

                                 EXHIBIT INDEX
                                 -------------

                                                                   SUBSEQUENTLY
                                                                     NUMBERED
EXHIBIT NO.    DESCRIPTION                                             PAGE
- -----------    -----------                                         ------------

4(a)           Restated Certificate of Incorporation of the
               Registrant, as amended April 26, 1989.
               (Incorporated by reference to Exhibit 3(a) to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1989.

4(b)           Bylaws of the Registrant, as amended April 27,
               1993. (Incorporated by reference to Exhibit 3 to the Registrant's Report on Form 10-Q for the quarter ended March 31, 1993.

5(a)           Opinion of Counsel regarding Legality of Securities

23(a)          Consent of Price Waterhouse, independent accountant.

23(b)          Consent of Counsel (included in Exhibit 5)

24             Power of Attorney



     The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.